Exhibit 4.1

ICONIX BRAND GROUP, INC.

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016

INDENTURE

DATED AS OF MAY 23, 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

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ii

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THIS INDENTURE dated as of May 23, 2011 is between Iconix Brand Group, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

“Additional Securities” shall have the meaning as defined under Section 2.11.

“Additional Shares” shall have the meaning as defined under Section 5.01(l).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Members” shall have the meaning as defined under Section 2.01(b).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Bankruptcy Law” shall have the meaning as defined under Section 9.01(a).

“Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Bid Solicitation Agent” means the agent appointed by the Company to determine the Trading Price of the Securities. The Bid Solicitation Agent shall initially be the Company; provided, however, that the Company may appoint another Person (including, without limitation, the Trustee, if it so agrees) as the Bid Solicitation Agent without prior notice to the Holders.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any weekday that is not a day on which banking institutions or trust companies in New York City are authorized or obligated by law, regulation or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Percentage” shall have the meaning as defined under Section 5.13(b).

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the first paragraph thereof.

“Change of Control” shall be deemed to have occurred at such time after the original issuance of the Securities when any of the following has occurred:

(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any Person other than to one or more of the Company’s wholly-owned Subsidiaries;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares);

(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, provided, however that a transaction as a result of which the holders of Voting Stock of the Company immediately prior to such transaction will own, directly or indirectly, more than 50% of all Voting Stock of the continuing or surviving corporation or limited liability company or transferee or a direct or indirect parent thereof immediately after such transaction shall not be a Fundamental Change.

Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control if 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting a Change of Control consists of shares of common stock, or American Depositary Shares representing shares of common stock, traded on a U. S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into cash in an amount equal to the lesser of $1,000 and the Conversion Settlement Amount and, if the Conversion Settlement Amount is greater than $1,000, payment of the excess value in the form of such common stock or American Depositary Shares, subject to the right to deliver cash in lieu of all or a portion of such remaining shares, in substantially the same manner as described under Section 5.13; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger.

“Closing Price” of any share of Common Stock on any Trading Day means:

(1)        the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded;

(2)        if the Common Stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; or

(3)        if the Common Stock is not so quoted, as determined by a nationally recognized securities dealer retained by the Company for this purpose.

The Closing Price will be determined without reference to early hours, after hours or extended market trading.

“Common Stock” means the common stock of the Company, par value $0.001 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Order” shall have the meaning as defined under Section 2.02(e).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Securities or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” shall have the meaning as defined under Section 2.03(a).

“Conversion Date” shall have the meaning as defined under Section 5.02(a).

“Conversion Price” per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day, rounded to the nearest cent.

“Conversion Rate” means, for each $1,000 principal amount of Securities, initially 32.5169 shares of Common Stock as adjusted from time to time pursuant to the provisions of this Indenture.

“Conversion Reference Period” means the 50 consecutive VWAP Trading Day period:

(1)         if the Conversion Date occurs during the period beginning on, and including, the 55th Scheduled Trading Day immediately preceding the Final Maturity Date, the “Conversion Reference Period” means the 50 consecutive VWAP Trading Day period beginning on, and including, the 52nd Scheduled Trading Day immediately preceding the Final Maturity Date; and

(2)         in all other instances, the “Conversion Reference Period” means the 50 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the Conversion Date.

“Conversion Settlement Amount” means the sum of the Daily Settlement Amounts for each of the 50 VWAP Trading Days in the relevant Conversion Reference Period.

“Conversion Trigger Price” shall have the meaning as defined under Section 5.01(a)(1).

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business in Pittsburgh, PA shall be principally administered, which office at the date hereof is located at 525 William Penn Place, Suite 153-3800, Pittsburgh, PA 15259, Attention: Corporate Trust Division- Corporate Finance Unit, except that with respect to presentation of Securities for payment or for registration of transfer, exchange or conversion, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division- Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Daily Conversion Value” means, for any VWAP Trading Day in the relevant Conversion Reference Period, equals 1/50th of:

(1)        the Conversion Rate in effect on that VWAP Trading Day; multiplied by

(2)        the VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Net Cash Portion” shall have the meaning as defined under Section 5.13(b).

“Daily Settlement Amount” for each of the 50 consecutive VWAP Trading Days in the relevant Conversion Reference Period shall consist of:

(1)        cash in an amount equal to the lesser of (1) $20 and (2) the Daily Conversion Value; and

(2)        if the Daily Conversion Value is greater than $20, the Daily Share Amount; provided, however, that the Company shall have the right to deliver cash in lieu of all or a portion of the shares in the Daily Share Amount, as provided in Section 5.13; provided, further, that in no event shall the sum of the Daily Share Amounts over the 50 consecutive VWAP Trading Days of the relevant Conversion Reference Period exceed the Share Cap.

“Daily Share Amount” means a number of shares of Common Stock equal to (1) the difference between the Daily Conversion Value and $20, divided by (2) the VWAP per share of Common Stock on such VWAP Trading Day.

 “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Depositary” shall have the meaning as defined under Section 2.01(a).

“Designated Financial Institution” shall have the meaning as defined under Section 5.02(c).

“Designated Secured Senior Indebtedness” means the Company’s (i) obligations under the Amended and Restated Credit Agreement dated as of May 2, 2007 by and among the Company, Barclays Bank PLC (as successor in interest thereunder to Lehman Commercial Paper Inc. ) as Administrative Agent and the Lenders party thereto, as amended, and (ii) obligations under any particular future Secured Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such indebtedness is “Designated Secured Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of holders of such Secured Senior Indebtedness to exercise rights following an event of default thereunder).

“Distribution Notice” shall have the meaning as defined under Section 5.01(b).

“DTC” shall have the meaning as defined under Section 2.01(a).

“Event of Default” shall have the meaning as defined under Section 9.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning as defined under Section 5.06(a)(5).

“Expiration Time” shall have the meaning as defined under Section 5.06(a)(5).

“Final Maturity Date” means June 1, 2016.

“Fundamental Change” shall be deemed to have occurred upon a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” shall have the meaning as defined under Section 3.01(b).

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Purchase Date” shall have the meaning as defined under Section 3.01(a).

“Fundamental Change Purchase Notice” shall have the meaning as defined under Section 3.01(c).

“Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided however, that if the Fundamental Change Repurchase Date is after a Regular Record Date but on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holder of the Securities on the relevant Regular Record Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), subject to ASC 105-10-70 and (ii) at any time the Company is an SEC registrant, the rules and interpretive releases of the SEC under authority of the federal securities laws.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the first paragraph thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent,

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)         in respect of bankers’ acceptances;

(4)         representing capital lease obligations, if and to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(5)         representing the balance deferred and unpaid of the purchase price of any property;

(6)         representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable,

as well as all Indebtedness assumed by such Person; and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Purchasers” means Barclays Capital Inc. and Goldman, Sachs & Co.

“Interest Payment Date” means June 1 and December 1 of each year, commencing December 1, 2011.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Legend” shall have the meaning as defined under Section 2.13(a).

“Make Whole Fundamental Change” shall have the meaning as defined under Section 5.01(l).

“Make Whole Fundamental Change Effective Date” means the date on which any Make Whole Fundamental Change becomes effective.

“Market Disruption Event” means, if the Common Stock is listed for trading on the NASDAQ Global Market or another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Global Market or such other securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Merger Event” shall have the meaning as defined under Section 5.10.

“Nonpayment Default” shall have the meaning as defined under Section 6.02(b).

“Notice of Default” shall have the meaning as defined under Section 9.01(b).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers and delivered to the Trustee; provided, however, that for purposes of Sections 5.11 and 7.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

“Paying Agent” shall have the meaning as defined under Section 2.03(a).

“Payment Blockage Notice” shall have the meaning as defined under Section 6.02(b).

“Payment Default” shall have the meaning as defined under Section 6.02(a).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or, solely in regard to the definition of “Change of Control”, any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Primary Registrar” shall have the meaning as defined under Section 2.03(a).

“Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.

“QIB” shall have the meaning as defined under Section 2.01(a).

“Receiver” shall have the meaning as defined under Section 9.01(a).

“Reference Property” shall have the meaning as defined under Section 5.10.

“Registrar” shall have the meaning as defined under Section 2.03(a).

“Regular Record Date” means, with respect to each Interest Payment Date, May 15 or November 15, as the case may be, next preceding such Interest Payment Date (whether or not a Business Day).

“Reporting Default Additional Interest” means all amounts, if any, payable pursuant to Section 9.02(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 10.01(c)(2) and the second sentence of Section 10.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144 Default Additional Interest” means all amounts, if any, payable pursuant to Section 7.08(a).

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Secured Senior Indebtedness” means the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Company’s secured Indebtedness, whether absolute or contingent, due or to become due, outstanding on the date of this Indenture or hereinafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications, or supplements to, the foregoing. Secured Senior Indebtedness does not include:

(1)         secured Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is ranked equally or junior in right of payment to the Securities;

(2)         any of the Company’s secured Indebtedness issued to any of the Company’s Subsidiaries;

(3)         any Indebtedness that is not secured; and

(4)         any obligation for federal, state, local or other taxes.

“Securities” means $300,000,000 aggregate principal amount of 2.50% Convertible Senior Subordinated Notes due 2016, or any of them (each a “Security”) that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Share Cap” means initially 48.6 shares of Common Stock per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate upon the occurrence of any of the events described under Section 5.06(a)(1).

“Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Specified Event” means any transaction or event (including, but not limited to, any consolidation, merger or binding share exchange, other than resulting from a share subdivision or share combination) pursuant to which all or substantially all shares of Common Stock would be, or are, converted into cash, securities or other property and which does not constitute a Fundamental Change; provided, however, a Specified Event shall not include a merger, consolidation or other transaction effected with any Subsidiary of the Company solely for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

“Spin-off” shall have the meaning as defined under Section 5.06(a)(3).

“Stock Price” shall have the meaning as defined under Section 5.01(l).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” shall be deemed to have occurred if the Common Stock or other common stock or American Depositary Shares or similar instruments into which the Securities are convertible is not listed for trading on a United States national securities exchange in the United States or ceases to be traded in contemplation of a delisting or withdrawal of approval.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which:

(1)         there is no Market Disruption Event; and

(2)         trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not listed for trading on the NASDAQ Global Market, the principal other U.S. national or regional securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

If the Common Stock is not so listed, admitted for trading or quoted, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include one or both of the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or if the Bid Solicitation Agent (if other than the Company) does not obtain bids when so instructed, the Trading Price per $1,000 principal amount of the Securities shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each day the Company or the Bid Solicitation Agent, as the case may be, fails to do so.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Unsecured Senior Indebtedness” means the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Company’s unsecured senior indebtedness, whether absolute or contingent, due or to become due, outstanding on the date of this Indenture or hereinafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, that ranks equally in right of payment to all of the Company’s unsecured and unsubordinated Indebtedness, including the Securities and the Company’s 1.875% Convertible Senior Subordinated Notes due 2012.

“Valuation Period” shall have the meaning as defined under Section 5.06(a)(3).

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and entitled to vote in elections of the board of directors, managers or trustees of such Person.

“VWAP” or “Volume Weighted Average Price” per share of Common Stock on any VWAP Trading Day means such price as displayed on Bloomberg (or any successor service) page ICON <equity> AQR in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day; or, if such price is not available, the “VWAP” or “Volume Weighted Average Price” means the market value per share of Common Stock on such day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company. The “VWAP” or “Volume Weighted Average Price” will be determined without regard to early hours or after hours trading or any other trading outside of the regular trading session trading hours.

“VWAP Market Disruption Event” means:

(1)         a failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session; or

(2)         the occurrence or existence prior to 1:00 p.m. on any VWAP Trading Day for the Common Stock of an aggregate one-half hour of suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by a stock exchange or otherwise) in the Common Stock or in any option contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means any day on which:

 (i) trading in the Common Stock generally occurs;

 (ii) there is no VWAP Marketing Disruption Event; and

(iii) a Closing Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; or

if the Common Stock is not so listed or traded, “VWAP Trading Day” means a Business Day.

Section 1.02        Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture as if this Indenture were qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03        Rules of Construction.

(a)          Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         words in the singular include the plural, and words in the plural include the singular;

(4)         provisions apply to successive events and transactions;

(5)         the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6)         all references to “interest” shall include Rule 144 Default Additional Interest payable pursuant to Section 7.08, if any, and Reporting Default Additional Interest payable pursuant to Section 9.02(b), if any;

(7)         the masculine gender includes the feminine and the neuter;

(8)         references to agreements and other instruments include subsequent amendments thereto; and

(9)         all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01        Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a)          Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance upon a private placement exemption from registration under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)          Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)          Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02        Execution and Authentication.

(a)          The aggregate principal amount of Securities that may be initially authenticated and delivered under this Indenture shall be limited to $300,000,000 aggregate principal amount, subject to Section 2.11 and except as provided in Sections 2.06 and 2.07. The aggregate principal amount of Additional Securities that may be authenticated and delivered under this Indenture shall be determined in accordance with Section 2.11.

(b)          Two Officers shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c)          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d)          A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)          The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $300,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f)           The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g)          The Securities shall be initially issuable only in book-entry registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03        Registrar, Paying Agent and Conversion Agent.

(a)          The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any wholly owned Subsidiary of the Company may act as Paying Agent (except for the purposes of Section 7.01 and Article 11).

(c)          The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.

(d)          None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary, or other registered holder, as the case may be) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(e)          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 2.04        Paying Agent to Hold Money in Trust.

Prior to 12:00 p.m. (noon), New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 11.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m. (noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05        Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of Securities.

Section 2.06        Transfer and Exchange.

(a)          Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in the form of Security attached as Exhibit A hereto, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.13(a), 3.06, 5.02(c) or 12.05.

(b)          None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d)          Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)          None of the Trustee, the Paying Agent, Registrar or Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07        Replacement Securities.

(a)          If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)          If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c)          Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d)          Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)          The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08        Outstanding Securities.

(a)          Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 5, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b)          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c)          If a Paying Agent (other than the Company or a wholly owned Subsidiary of the Company) holds in respect of the outstanding Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of and accrued interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest, if any, on them shall cease to accrue.

(d)          Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09        [Reserved].

Section 2.10        Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11        Additional Securities

The Company may, without the consent of the Holders of the Securities, issue additional Securities (the “Additional Securities”) under this Indenture in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the Issue Date of the Additional Securities; provided that either (1) such Additional Securities, for purposes of U.S. federal income taxation, are not issued with original issue discount (or are issued with a de minimis amount of original issue discount as defined in U.S. Treasury Regulation 1.1273-1(d)), or (2) such differences do not cause the Additional Securities to constitute a different class of securities than the Securities for U.S. federal income tax purposes. The Securities and any Additional Securities shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. No Additional Securities may be issued if any Event of Default has occurred and is continuing with respect to the Securities.

Section 2.12        Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon its request therefor.

Section 2.13        Legend; Additional Transfer and Exchange Requirements.

(a)          If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that has been declared effective and was effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that has been declared effective and was effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b)           A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(c)           Subject to Section 2.13(b) and in compliance with Section 2.13(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A under the heading “Certificate to be Delivered Upon Exchange or Registration of Transfer of Restricted Securities,” dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d)           The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

As used in Sections 2.13(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e)           The provisions below shall apply only to Global Securities:

(1)         Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)         Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered, in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)         Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)         Subject to clause (6) of this Section 2.13(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)         In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)         Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7)         At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(f)           Until the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ICONIX BRAND GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE COMMON STOCK EVIDENCED HEREBY (OR ANY PREDECESSOR OF THE COMMON STOCK EVIDENCED HEREBY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

Section 2.14        CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

Section 2.15        Purchase of Securities in Open Market.

The Company may, to the extent permitted by applicable law, repurchase Securities in the open market, by tender at any price or by negotiated transactions. Any Security repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Security surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled.

ARTICLE 3
PURCHASE UPON FUNDAMENTAL CHANGE

Section 3.01        Purchase at Holders’ Option upon a Fundamental Change.

(a)          If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date (the “Fundamental Change Purchase Date”) specified by the Company pursuant to subsection 3.01(b) that is not less than 30 days nor more than 45 days after the later of the Fundamental Change Effective Date and the Fundamental Change Company Notice.

(b)         At least 15 days prior to the anticipated Fundamental Change Effective Date or, if at such time the Company does not have knowledge of such Fundamental Change or the anticipated Fundamental Change Effective Date of such Fundamental Change, within three Business Days after the date upon which the Company receives notice or otherwise becomes aware of such Fundamental Change and the anticipated Fundamental Change Effective Date of such Fundamental Change, but in no event later than the actual Fundamental Change Effective Date of such Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1)         the events causing such Fundamental Change;

(2)         the Fundamental Change Effective Date (or the anticipated Fundamental Change Effective Date) of such Fundamental Change;

(3)         the last date by which the Fundamental Change Purchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.01;

(4)         the Fundamental Change Purchase Date;

(5)         the Fundamental Change Purchase Price;

(6)         the Holder’s right to require the Company to purchase the Securities;

(7)         the name and address of each Paying Agent and Conversion Agent;

(8)         the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)         the procedures that the Holder must follow to exercise rights under Article 5 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)       the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11)       the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)       that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest, if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)       the “CUSIP”, “ISIN” or other number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c)           A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1)         The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Security is a Certificated Security) of the Security which the Holder will deliver to be purchased (or, if the Security is a Global Security, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000 in excess thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)         The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)         The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 in excess thereof (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).

(5)         A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered  or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02        Effect of Fundamental Change Purchase Notice.

(a)          Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, provided that an Event of Default shall not have occurred and be continuing (other than a Default in the payment of the Fundamental Change Purchase Price). Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of:

(1)          the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied);

(2)           the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c).

Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.

(b)           A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1)           if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures),

(2)           the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, and

(3)           the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

 Section 3.03       Deposit of Fundamental Change Purchase Price.

(a)           On or before 12:00 p.m. (noon) , New York City time, on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or a wholly owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.

(b)           If a Paying Agent or the Trustee holds, in accordance with the terms hereof, on the Fundamental Change Purchase Date money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Purchase Date.

(c)           The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

(d)           If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at 5:00 p.m., New York City time, on such Regular Record Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

In connection with any offer to purchase of Securities under Section 3.01, the Company shall:

(a)           comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act;

(b)           file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities,

all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.04        Cancellation.

The Company may surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation.

ARTICLE 4
[RESERVED]

ARTICLE 5
CONVERSION

Section 5.01        Conversion Privilege and Conversion Rate.

(a)          Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 5.13, and upon compliance with the provisions of this Article 5, at the option of the Holder thereof, all or a portion of any Security that is an integral multiple of $1,000 principal amount, unless previously purchased by the Company at the Conversion Rate in effect at such time,  may be converted into Common Stock prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date only under the following circumstances:

(1)         during any fiscal quarter, and only during such fiscal quarter, beginning after June 30, 2011, if the Closing Price per share of Common Stock for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on, and including, the last Trading Day of such immediately preceding fiscal quarter was more than 130% of the Conversion Price (the “Conversion Trigger Price”) on each applicable Trading Day;

(2)         during any five consecutive Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 5.01(e), for each Trading Day of that five Trading Day period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each such Trading Day;

(3)         if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock at less than the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the declaration date of such distribution;

(4)         if the Company distributes to all or substantially all holders of Common Stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the first public announcement of such distribution; or

(5)         if a Fundamental Change or a Make Whole Fundamental Change occurs or if  the Company is a party to a Specified Event, from and after 15 days prior to the anticipated effective date of such transaction or event and until (i) in the case of a Fundamental Change, 5:00 p.m. New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and (ii) otherwise, the earlier of 15 days after the actual date of such transaction and the date of the public announcement by the Company that the transaction will not take place; and

(6)         at any time during the period beginning on March 1, 2016 and ending at 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date, at any time.

(b)           In the case of a distribution contemplated by clauses (3) and (4) of Section 5.01(a), the Company shall notify Holders and Trustee at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”); provided that if the Company distributes rights pursuant to a stockholder rights agreement, it will notify the Holders of the Securities on the Business Day after the Company is required to give notice generally to its stockholders pursuant to such stockholder rights agreement if such date is less than 55 Scheduled Trading Days prior to the date of such distribution. Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. Notwithstanding the provisions of clauses (3) and (4) of Section 5.01(a), a Holder may not convert the Securities if as a result of holding the Securities, such Holder will be entitled to participate in such distribution, without having to convert its Securities, at the same time and on the same terms as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of Securities held by such Holder (calculated on an aggregate basis per Holder). The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 5.01(a).

(c)           In the case of a transaction contemplated by clause (5) of Section 5.01(a), the Company will notify the Holders and Trustee as promptly as practicable following the date the Company publicly announces the Fundamental Change, Make Whole Fundamental Change or Specified Event (but in no event less than 15 days prior to the effective date of such transaction).  If such transaction or event also constitutes a Fundamental Change, and if 15 days prior to the Fundamental Change Effective Date the Company does not have knowledge of such Fundamental Change or its anticipated Fundamental Change Effective Date, the Company shall notify the Holders and the Trustee of such Fundamental Change within three Business Days after the date upon which the Company receives notice or otherwise becomes aware of such Fundamental Change and its anticipated Fundamental Change Effective Date, but in no event later than the actual Fundamental Change Effective Date of such Fundamental Change.

(d)           For each fiscal quarter of the Company, beginning with the fiscal quarter ending June 30, 2011, the Company will determine, on the first Business Day following the last Trading Day of such immediately preceding fiscal quarter, whether the Securities are convertible pursuant to clause (1) of Section 5.01(a), and, if so, will notify the Trustee in writing. Upon request of the Conversion Agent, the Company shall provide, or cause to be provided to, the Conversion Agent the Closing Price per share of Common Stock for the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter.

(e)           The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless a Holder of Securities has requested such determination; any such requesting Holder of Securities shall provide the Bid Solicitation Agent with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate on such Trading Day. At such time, the Bid Solicitation Agent shall determine the Trading Price of the Securities beginning on the immediately succeeding Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the applicable Conversion Rate on such Trading Day.

(f)            If the Securities become convertible at the option of the Holder because any of the conditions in Section 5.01(a)(1)-(5) have been satisfied, the Company shall promptly notify the Trustee in writing and issue a press release and make such press release available on the Company website.

(g)           The conversion rights pursuant to this Article 5 shall commence on the initial issuance date of the Securities and expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Sections 5.01(a)(5) and 5.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 5 prior to a valid withdrawal of such Fundamental Change Notice in accordance with the provisions of Article 3.

(h)           Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(i)            [Reserved]

(j)            The Conversion Rate shall be adjusted in certain instances as provided in Section 5.01(l) and Section 5.06.

(k)           If a Fundamental Change occurs as a result of a Termination of Trading or as a result of the occurrence of one of the events specified in clause (i), (iii) or (v) (without regard to the proviso in clause (v)) of the definition of the term Change of Control (a “Make Whole Fundamental Change”), the Company shall, in each case, increase the Conversion Rate for any Securities surrendered for conversion in connection with such Make Whole Fundamental Change by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 5.01(l).  A conversion of Securities will be deemed for the purposes of this Section 5.01(l) to be “in connection with” a Make Whole Fundamental Change if the Conversion Notice set forth in the form of Security attached as Exhibit A is received by the Conversion Agent on or subsequent to the Make Whole Fundamental Change Effective Date but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Purchase Date (or in the event the Make Whole Fundamental Change is not a Fundamental Change, the 15th day after the Make Whole Fundamental Change Effective Date). Any increase in the applicable Conversion Rate shall be determined by reference to the table below and shall be based on the date on which the Make Whole Fundamental Change Effective Date occurs and the price paid, or deemed to be paid, per share of Common Stock in the transaction constituting the Make Whole Fundamental Change (the “Stock Price”). If holders of Common Stock receive only cash in the Make Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. In all other cases, the Stock Price shall be the average of the Closing Prices of the Common Stock over the ten Trading Day period, ending on, and including, the Trading Day immediately preceding the Make Whole Fundamental Change Effective Date.

The following table sets forth the number of Additional Shares, if any, per $1,000 principal amount of Securities by which the Conversion Rate shall be increased based on the Stock Price and the Make Whole Fundamental Change Effective Date.

Make Whole Premium Upon a Fundamental Change (Increase in Applicable Conversion Rate)

	Stock Price on the Make Whole Fundamental Change Effective Date
Make Whole Fundamental Change Effective Date	$23.21	$25.00	$27.50	$30.75	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$100.00	$120.00
May 23, 2011	10.5679	9.0876	7.3108	5.6147	4.0924	2.9186	2.1455	1.6155	0.9643	0.5992	0.3767	0.1387	0.0329
June 1, 2012	10.5679	8.5044	6.7041	5.0159	3.5396	2.4400	1.7429	1.2819	0.7394	0.4484	0.2755	0.0940	0.0157
June 1, 2013	10.5679	7.9644	6.0989	4.3896	2.9480	1.9277	1.3177	0.9366	0.5173	0.3062	0.1842	0.0568	0.0029
June 1, 2014	10.5679	7.5035	5.4866	3.6967	2.2696	1.3438	0.8469	0.5683	0.2983	0.1756	0.1052	0.0283	0.0000
June 1, 2015	10.5679	7.1059	4.7475	2.7568	1.3394	0.5921	0.2933	0.1726	0.0906	0.0578	0.0360	0.0061	0.0000
June 1, 2016	10.5679	7.4831	3.8467	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Make Whole Fundamental Change Effective Date may not be set forth in the table, in which case, if the exact Stock Price is:

(1)         between two Stock Price amounts in the table or the exact Make Whole Fundamental Change Effective Date is between two Make Whole Fundamental Change Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later Make Whole Fundamental Change Effective Dates, as applicable, based on a 360-day year;

(2)         greater than $120.00 per share (subject to adjustment in the same manner and at the same time as the Stock Price in the table above), the Company shall not increase the Conversion Rate; and

(3)         less than $23.21 per share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Company shall not increase the Conversion Rate.

The Stock Prices set forth in the table above will be adjusted as of any date on which the Conversion Rate is adjusted in accordance with Section 5.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which shall be the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.06, other than by operation of an increase in the Conversion Rate upon conversion of Securities in connection with a Make Whole Fundamental Change as described in this 5.01(l).

In no event shall the Conversion Rate exceed 43.0848 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with Section 5.06. Furthermore, in no event shall the number of shares of Common Stock, if any, issued upon conversion of the Securities exceed the Share Cap.

Section 5.02        Conversion Procedures.

(a)          To convert a certificated Security, the Holder must (1) complete and manually sign the Conversion Notice (which shall be irrevocable) on the reverse of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay all transfer or similar taxes, if required pursuant to Section 5.04, and (5) pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled, if required. To convert a Global Security, a Holder must (1) comply with the Applicable Procedures of the Depositary, (2) to pay all transfer and similar taxes, if required pursuant to Section 5.04, and (3) pay funds equal to interest payable on the next  Interest Payment Date to which such Holder is not entitled, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company shall settle its conversion obligation in the manner set forth in Section 5.13.

The Securities will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date.  The Person in whose name any shares of Common Stock issued upon such conversion shall become the holder of record of such shares as of 5:00 p.m., New York City time, on the last Trading Day of the relevant Conversion  Reference Period.

(b)          Except as set forth in this Indenture, no payment or adjustment shall be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c)          Subject to Section 5.13(d), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at 5:00 p.m., New York City time, on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 5.03), shall be based on the aggregate principal amount of all Securities so converted.

Upon surrender by a Holder of its Securities for conversion, the Conversion Agent may first offer the Securities to a financial institution chosen by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion. The Designated Financial Institution shall have the option, but not the obligation (unless separately agreed to by such Designated Financial Institution and the Company at such time), to agree to exchange the Securities for the consideration that the holder of those Securities would have been entitled to receive upon conversion. The Company may, but will not be obligated to, enter into a separate agreement with the Designated Financial Institution which would compensate it for any such transaction. If the Designated Financial Institution exchanges those Securities, it will deliver through the Conversion Agent such consideration that that the Holder of the Securities would have been entitled to receive upon conversion of the Securities on the third Business Day immediately following the last Trading Day of the relevant Conversion Reference Period. Delivery to the Holder of such full consideration shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Security at maturity whether made by the Company or by the Designated Financial Institution. If the Designated Financial Institution agrees to accept any Securities but does not timely deliver the related consideration determined in accordance with this Indenture, or if such Designated Financial Institution does not accept the Securities as agreed, the Company shall deliver such consideration on the third Business Day immediately following the last Trading Day of the relevant Conversion Reference Period.

(d)          In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 5.03        Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu of any fractional shares, the Company will pay an amount in cash determined by multiplying the VWAP of the Common Stock on the last VWAP Trading Day of the relevant Conversion Reference Period by such fractional share and rounding the product to the nearest whole cent.

Section 5.04        Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock, if any, upon such conversion. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

 Section 5.05       Company to Provide Stock.

(a)           The Company shall, on or prior to the date of this Indenture, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b)           All shares of Common Stock delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights of any securityholder of the Company and free of any lien or adverse claim as the result of any action by the Company.

(c)           The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

 Section 5.06       Adjustment of Conversion Rate.

(a)           The Conversion Rate shall be adjusted as described below, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Securities, in any of the transactions described in Section 5.06(a)(1) (but only with respect to stock dividends or distributions), Section 5.06(a)(2), Section 5.06(a)(3), and Section 5.06(a)(4), and Section 5.06(a)(5) without having to convert their Securities as if they held, per $1,000 principal amount of Securities, the full number of shares of Common Stock equal to the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date for such event.  If any dividend, distribution or issuance described below is declared but not so paid or made, the Conversion Rate shall again be adjusted, effective as of the date the Company’s Board of Directors publicly announces its decision not to make such dividend, distribution or issuance, to the Conversion Rate that would have been in effect if such dividend, distribution or issuance had not been declared.

(1)         If the Company issues to all or substantially all of the holders of Common Stock shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	OS1
OS0
where,

CR0 =
the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 5.06(a)(1) shall become effective immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date or effective date.

(2)         If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	(OS0 + X)
(OS0 + Y)

where,

CR0 =	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date.

Any adjustment made pursuant to this Section 5.06(a)(2) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date of such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Closing Prices for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date, and in determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof and the value of such consideration (if other than cash, to be determined in good faith by the Company’s Board of Directors).

(3)         If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding:

(i)           dividends or distributions described in Section 5.06(a)(1) above;

(ii)           rights, options or warrants described in Section 5.06(a)(2) above;

(iii)          Spin-Offs to which the provisions set forth below in this Section 5.06(a)(3) shall apply;

(iv)         dividends or distributions paid exclusively in cash described in Section 5.06(a)(4) below; and

(v)          any dividends or distributions in connection with a Merger Event;

then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	SP0
(SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on such Ex-Dividend Date;

SP0	=
the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Company’s Board of Directors) on the Ex-Dividend Date for such distribution of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock.

If the FMV (as defined above) of any distribution for purposes of this Section 5.06(a)(3) is determined by reference to the actual or when-issued trading market for any securities, the Company’s Board of Directors shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, the Company shall deliver to each Holder (without such Holder having to convert its Securities), in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock receive the distributed property, the amount and kind of distributed property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for the distribution.

Any adjustment made pursuant to the preceding paragraph of this Section 5.06(a)(3) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 5.06(a)(3) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business and such Capital Stock or similar equity interest is listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	X	(FMV0 + MP0)
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

FMV0 =
the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Closing Price as if such Capital Stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period commencing on, and including, effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Prices of Common Stock over the Valuation Period.

Any adjustment to the Conversion Rate under the preceding paragraph of this Section 5.06(a)(3) will be made immediately after 9:00 a.m., New York City time, on the Trading Day after the last day of the Valuation Period, but will be given effect as of 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any Securities where the last VWAP Trading Day of the related Conversion Period occurs during the Valuation Period. In such event, the Company will pay the cash and deliver any shares of Common Stock (subject to the Company’s right to deliver cash in lieu of such shares of Common Stock) due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last Trading Day of the Valuation Period.

(4)         If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	SP0
(SP0 – C)

where,

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0	=
the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than 11 Trading Days prior to such Ex-Dividend Date, ten shall be replaced with a smaller number of Trading Days that will have occurred after, and not including, such declaration date and prior to, but not including, such Ex-Dividend Date);

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Any adjustment made pursuant to this Section 5.06(a)(4) shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than SP0 (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, the Company shall deliver to each Holder (without such Holder having to convert its Securities), for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash distribution.

(5)         If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0	X	AC + (SP1 X OS1)
(OS0 X SP1)

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Trading Day immediately following the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (the “Expiration Time”);

OS1	=
the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of Closing Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the Expiration Date (the “Averaging Period”).

Any adjustment made pursuant to this Section 5.06(a)(5) shall become effective at 9:00 a.m., New York City time, on the Trading Day immediately succeeding the Expiration Date.  Because the Company will make the adjustment to the Conversion Rate at the end of the Averaging Period with retroactive effect, the Company will delay the settlement of any Securities where the last VWAP Trading Day of the related Conversion Reference Period occurs during the Averaging Period. In such event, the Company will pay the cash and deliver any shares of Common Stock (subject to the Company’s right to deliver cash in lieu of such shares of Common Stock) due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Averaging Period.

(6)         Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

(7)         To the extent an adjustment or nonoccurrence of an adjustment to the Conversion Rate, as the case may be, results in a constructive distribution to beneficial owners of Securities under Section 305 of the Internal Revenue Code of 1986, as amended, and the Company is required to pay any U.S. federal withholding tax as a result of such constructive distribution, the Company may recoup or set-off such payments against any payments (whether in cash or shares of Common Stock) made with respect to the Securities (or any Common Stock received upon conversion thereof) to such beneficial owners.

(8)         If the Company has a rights plan in effect upon any Conversion Date, and if the rights provided for in such rights plan have not separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, upon conversion of Securities, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable shareholder rights agreement.  If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 5.06(a)(3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(9)         If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Company will not adjust the Conversion Rate pursuant to this Section 5.06(a) until the earliest of these triggering events occurs; and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(10)       Subject to applicable stock exchange rules and listing standards, the Company shall be permitted to increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. Subject to applicable stock exchange rules and listing standards, the Company may also increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock in connection with a dividend or distribution of Common Stock or similar event.

(b)           In any case in which this Section 5.06 shall require that an adjustment be made following an Ex-Dividend Date or Expiration Date, as the case may be, established for the purposes specified in this Section 5.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.08) issuing to the Holder of any Security converted after such Ex-Dividend Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the Ex-Dividend Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such Ex-Dividend Date had not been fixed or such Ex-Dividend Date or Expiration Date had not occurred.

(c)           [Reserved]

(d)           If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 5.06, during such period.

(e)           Except as provided in this Section 5.06, the Conversion Rate shall not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

(f)           In no event shall the Conversion Rate exceed 43.0848 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in clauses (1) through (5) of Section 5.06(a). Furthermore, in no event shall the number of shares of Common Stock, if any, issued per $1,000 principal amount of Securities upon any conversion exceed the Share Cap.

Section 5.07        No Adjustment.

(a)          No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that the Company shall carry forward any adjustments which would be required to be made but for this Section 5.07(a), take such carried forward adjustment into account in any subsequent adjustment, and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the date of original issuance of the Securities and (y) otherwise (1) upon conversion of any Securities or (2) prior to any Fundamental Change Repurchase Date, unless such adjustment has already been made. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(b)          No adjustment in the Conversion Rate shall be required for (1) issuances of Common Stock pursuant to any present or future plan of the Company providing for the reinvestment of dividends or interest and the investment of additional optional amounts of Common Stock under any plan, (2) ordinary course of business stock repurchases that are not tender offers referred to in Section 5.06(a)(5), including structured or derivative transactions, pursuant to a stock repurchase program approved by the Company’s Board of Directors, (3) issuances of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries, (4) issuances of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) above and outstanding as of the date of original issuance of the Securities, (5) for a change in the par value of the Common Stock, or (6) for accrued and unpaid interest owed, if any.

(c)          To the extent that the Securities become convertible into the right to receive cash in accordance with the provision of Section 5.10, no adjustment need be made thereafter as to the amount of cash to be received.

Section 5.08        Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.09        Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 5.09.

Section 5.10        Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of following events occur (each, a “Merger Event”):

(1)         any recapitalization, reclassification or change of Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination,

(2)         a consolidation, merger or combination involving the Company,

(3)         a sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the property and assets of the Company, other than to one or more of the Company’s Subsidiaries, or

(4)         any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), then at the effective date of such transaction, the right to convert each outstanding $1,000 principal amount of Security based on the Common Stock will, without the consent of any holders, be changed into the right to convert each such Security based on the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or be entitled to receive (the “Reference Property”). If the transaction causes the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property based on which the Securities will become convertible will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election.  In all cases, the provisions of this Indenture relating to the satisfaction of the Company’s conversion obligations shall continue to apply with respect to the calculation of the Conversion Settlement Amount, with the Daily Conversion Value, Daily Settlement Amount and the VWAP determined based on a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction; provided, however, that if the holders of the Common Stock receive only cash in such Merger Event, the Conversion Settlement Amount shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such Merger Event and settlement will occur on the third Business Day following the Conversion Date.  The Company may not become a party to any such transaction unless its terms are consistent with the preceding.  For the avoidance of doubt, none of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into shares of Common Stock prior to the effective date of any such Merger Event.

Section 5.11        Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.08, and the Company agrees to deliver such Officers’ Certificate to the Trustee immediately after the occurrence of any such event. The Trustee makes no representation as to the validity or value (of kind or amount) of any securities or assets issued upon conversion of Securities.  The Trustee makes no representation with respect thereto.

The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to either calculate the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. The Trustee shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article. Without limiting the generality of the foregoing, the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in Officers’ Certificate which the Company is obligated to file with the Trustee pursuant to Section 5.08, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate.

Section 5.12        [Reserved].

Section 5.13        Settlement of Conversion Obligation.

(a)          Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered the Conversion Settlement Amount. Holders may receive such consideration from the Company or from a Designated Financial Institution in accordance with Section 5.02(c).

(b)          Not later than 5:00 p.m., New York City time, on the Trading Day following the Conversion Date, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) by written notice to the Trustee and Conversion Agent. If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of the Daily Share Amount of each VWAP Trading Day in the relevant Conversion Reference Period will equal the product of:

(1) the Cash Percentage,

(2) the Daily Share Amount for such VWAP Trading Day; and

(3) the VWAP per share of Common Stock for such VWAP Trading Day,

(such product, the “Daily Net Cash Portion”).

The number of shares that the Company shall deliver in respect of each VWAP Trading Day in the relevant Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly issue a press release and disclose such information on its website prior to the first Trading Day of the applicable Conversion Reference Period. If the Company does not specify a Cash Percentage prior to 5:00 p.m., New York City time, the Company shall be required to settle 100% of the Daily Share Amount for each VWAP Trading Day of the relevant Conversion Reference Period with shares of Common Stock; provided, however, that in no event shall the sum of the Daily Share Amounts over the 50 consecutive VWAP Trading Days of the relevant Conversion Reference Period exceed the Share Cap; provided, further, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities in accordance with Section 5.03.

(c)           The Company shall determine the Daily Conversion Value, Daily Share Amount and the number of shares of Common Stock, if any, to be issued upon conversion at the end of the relevant Conversion Reference Period. Upon conversion of a Security, the Company shall pay the cash and, if applicable, deliver the shares of Common Stock on the third Business Day immediately following the last Trading Day of the relevant Conversion Reference Period.

Except as otherwise provided in Section 5.13(d), no payment or adjustment will be made for accrued interest on a converted Security. Accrued interest shall be deemed paid in full by the cash paid and, if applicable, shares of Common Stock issued upon conversion, together with any cash payment of such Holder’s fractional shares rather than cancelled, extinguished or forfeited.

(d)           Holders of Securities surrendered for conversion (in whole or in part) during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such Securities upon surrender must be accompanied by funds equal to the amount of such payment, unless:

(i)            such Securities have been surrendered following the Regular Record Date immediately preceding to the Final Maturity Date;

(ii)           the Company has specified a Fundamental Change Purchase Date which occurs after the Regular Record Date and on or prior to the related Interest Payment Date; or

(iii)          to the extent of any overdue interest, if any overdue interest exists as of the time of conversion.

If the Securities are convertible because any of the conversion contingencies have been satisfied, the Company shall promptly notify the Trustee in writing and issue a press release and make such press release available on the Company’s website.

For the purposes of Sections 5.13(a) and (b), in the event that any of Daily Conversion Value, Daily Share Amounts or Volume Weighted Average Price cannot be determined for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Daily Conversion Value, Daily Share Amounts and Volume Weighted Average Price, as applicable.

Section 5.14        Adjustment of Prices.

Whenever the Company is required by this Indenture to calculate the Closing Prices, the VWAPs , the Daily Conversion Values or the Conversion Settlement Amount over, or based on, a span of multiple days (including a Conversion Reference Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when Closing Prices, the VWAPs, the Daily Conversion Values of the Conversion Settlement Amount is to be calculated.

ARTICLE 6
SUBORDINATION

Section 6.01        Agreement of Subordination.

(a)          The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 6; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

(b)          The payment of the principal of, interest on, and any cash portion of the Company’s conversion obligation in accordance with Article 5 due upon conversion of, all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 and any other payment in connection with the conversion of the Securities) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Secured Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 6 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 6.02        Payments to Holders. The Company shall not make any payment with respect to the principal of, or interest on, and any cash portion of the Company’s conversion obligation in accordance with Article 5 due upon conversion of, the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 and any other payment in connection with the conversion of the Securities), except payments and distributions made by the Trustee and the Paying Agent as permitted by Section 6.05, and shall not purchase or otherwise acquire for value any Securities if:

(a)          a default in the payment of principal, premium, interest, rent or other obligations due on any Secured Senior Indebtedness occurs and is continuing (or, in the case of Secured Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Secured Senior Indebtedness) (a “Payment Default”); or

(b)          a default, other than a Payment Default, on Designated Secured Senior Indebtedness occurs and is continuing (a “Nonpayment Default “) that then permits holders of such Designated Secured Senior Indebtedness to accelerate its maturity and the Trustee and the Agents receive a payment blockage notice (a “Payment Blockage Notice”) from the Company.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(1)         in the case of a Payment Default, upon the date on which such Payment Default is cured or waived or otherwise ceases to exist; and

(2)         in the case of a Nonpayment Default referred to in clause (b) above, the earlier of (i) 179 days after the date on which a Payment Blockage Notice is received by the Trustee and the Agents, and (ii) the date on which the Nonpayment Default is cured or waived or otherwise ceases to exist, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee and the Agents (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Secured Senior Indebtedness shall first be paid in full in cash, or other payment satisfactory to the holders of Secured Senior Indebtedness (except payments made pursuant to Article 11 from monies deposited with the Paying Agent pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities, the Trustee or any Agents would be entitled, except for the provision of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee or any Agents under this Indenture if received by them or it, directly to the holders of Secured Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Secured Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Secured Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Secured Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Secured Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Secured Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee or any Agent.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee, any Agent or any Holder of Securities in respect of the principal of, or interest on, and any cash portion of the Company’s conversion obligation in accordance with Article 5 due upon conversion of, the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 and any other payment in connection with the conversion of the Securities), except payments and distributions made by the Trustee and the Paying Agent as permitted by Section 6.05, until all Designated Secured Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Designated Secured Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Secured Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee, any Agent or the Holders of the Securities before all Secured Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Secured Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Secured Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Secured Senior Indebtedness remaining unpaid to the extent necessary to pay all Secured Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Secured Senior Indebtedness.

Nothing in this Section 6.02 shall apply to claims of, or payments to, the Trustee or any Agent under or pursuant to Section 10.07. This Section 6.02 shall be subject to the further provisions of Section 6.05.

For purposes of this Article 6, the words, “cash, property or securities” shall not be deemed to include shares or stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 6 with respect to the Securities to the payment of all Secured Senior Indebtedness which may at the time be outstanding; provided that (i) the Secured Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Secured Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or limited liability company or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation or limited liability company upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease comply with the conditions stated in Article 8.

Section 6.03        Subrogation of Securities.

(a)          Subject to the payment in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, of all Secured Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Secured Senior Indebtedness pursuant to the provisions of this Article 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Secured Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Secured Senior Indebtedness until the principal and interest on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Secured Senior Indebtedness. For the purposes of such subrogation, no payments or distributions to the holders of the Secured Senior Indebtedness of any cash, property or securities to which the Holders of the Securities, the Trustee or any Agent would be entitled except for the provisions of this Article 6, and no payment pursuant to the provisions of this Article 6, to or for the benefit of the holders of Secured Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Secured Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Secured Senior Indebtedness. No payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities, pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Secured Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 6 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Secured Senior Indebtedness, on the other hand.

(b)          Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Secured Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Secured Senior Indebtedness, nor shall anything herein or therein prevent the Trustee, any Agent or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Secured Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c)          Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee and the Agents, subject to the provisions of Section 10.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, any Agent or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Secured Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 6.

Section 6.04        Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee or any Agent on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Secured Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 6.05        Notice to Trustee.

(a)          The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of (a) all Secured Senior Indebtedness incurred by the Company, including the names of representatives of such holders (if actually known by the Company) of Secured Senior Indebtedness and (b) any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 6. Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee and the Agents shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee and the Agents in respect of the Securities pursuant to the provisions of this Article 6, unless and until a Responsible Officer of the Trustee and the Agents shall have received written notice thereof at the Corporate Trust Office or at the address for notice set forth in Section 13.02 hereof, respectively, from the Company (in the form of an Officers’ Certificate); and before the receipt of any such written notice, the Trustee and the Agents, subject to the provisions of Section 10.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or interest on any Security) the Trustee and the Agents shall not have received, with respect to such monies, the notice provided for in this Section 6.05, then, anything herein contained to the contrary notwithstanding, the Trustee and the Agents shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 6 to the contrary, nothing shall prevent any payment by the Trustee and the Agents to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of Article 6.

(b)          In the event that the Trustee or any Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Secured Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Trustee or any Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Agent as to the amount of Secured Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished the Trustee or any Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.06        Trustee’s Relation to Secured Senior Indebtedness.

(a)          The Trustee and the Agents, respectively, in their individual capacities shall be entitled to all the rights set forth in this Article 6 in respect of any Secured Senior Indebtedness at any time held by it, to the same extent as any other holder of Secured Senior Indebtedness, and nothing in Section 10.11 or elsewhere in this Indenture shall deprive the Trustee or any such Agents of any of its rights as such holder.

(b)          With respect to the holders of Secured Senior Indebtedness, the Trustee and the Agents undertake to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Secured Senior Indebtedness shall be read into this Indenture against the Trustee or the Agents. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Secured Senior Indebtedness and neither the Trustee nor any Agent shall be liable to any holder of Secured Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Secured Senior Indebtedness shall be entitled by virtue of this Article 6 or otherwise.

Section 6.07        No Impairment of Subordination.

No right of any present or future holder of any Secured Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 6.08        Limitation on Subordinated Indebtedness.

The Company shall not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Secured Senior Indebtedness unless such Indebtedness is Unsecured Senior Indebtedness or is contractually subordinated in right of payment to Unsecured Senior Indebtedness. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

Section 6.09        Certain Conversions Deemed Payment.

For the purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 6.08, the term “junior securities” means (a) shares of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Secured Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Secured Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 6.

Section 6.10        Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 6.05(a) shall not apply to the Company or any wholly owned Subsidiary of the Company if it or such Affiliate acts as Paying Agent.

Section 6.11        Senior Indebtedness Entitled to Rely.

The holders of Secured Senior Indebtedness (including, without limitation, Designated Secured Senior Indebtedness) shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 7
COVENANTS

Section 7.01        Payment of Securities.

(a)          The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company or any wholly owned Subsidiary of the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 5.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, interest and Fundamental Change Purchase Price, in each case if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent (other than the Company or a wholly owned Subsidiary of the Company) holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.  Cash interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

(b)          Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that interest payable on any Security held in global form shall be paid to the Depositary in immediately available funds; and provided, further, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in $2,000,000 or more will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least five Business Days prior to the Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Section 7.02        SEC and Other Reports.

(a)          The Company shall provide the Trustee with a copy of all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than 15 days after the time such reports are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system, or any successor thereto, shall be deemed to be filed with the Trustee, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filings  have been made.

(b)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03        Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or about December 31, 2011), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 7.04        Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.05        Maintenance of Corporate Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.06        Rule 144A Information Requirement.

The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the written request of any Holder or beneficial holder or prospective purchaser of the Securities or any Common Stock issued upon conversion thereof, if any, in each case, which continue to be Restricted Securities, in connection with any sale thereof, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it shall take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a Person is a beneficial holder shall be determined by the Company.

Section 7.07        Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.08        Payment of Rule 144 Default Additional Interest.

(a)          If, at any time during the six month period beginning on, and including, the date which is six months after the last date of the original issuance of the Securities, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods pursuant to Rule 12b-25 thereunder and other than current reports on Form 8-K), the Company shall pay an additional interest (a “Rule 144 Default Additional Interest”) on the Securities which shall accrue on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such six month period for which the Company’s failure to file has occurred and is continuing. No Rule 144 Default Additional Interest will accrue after such six month period as provided in this Section 7.08, regardless of whether such failure has occurred or is continuing. No additional interest or other amounts will accrue or be payable with respect to the Common Stock, if any, received upon conversion.

(b)          Rule 144 Default Additional Interest payable in accordance with Sections 7.08(a) shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

Section 7.09        Maintenance of Office or Agency.

The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or purchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

ARTICLE 8
CONSOLIDATION AND MERGER

Section 8.01        Company May Consolidate, Etc., Only on Certain Terms.

The Company may not consolidate with or merge into any Person (unless the Company is the surviving Person) or convey, transfer or lease the properties and assets of the Company and its Subsidiaries substantially as an entirety to another Person other than to one or more wholly owned Subsidiaries of the Company (provided that a pledge of the Company’s assets pursuant to any agreement governing secured indebtedness shall be deemed not to be a sale, conveyance, transfer or lease), unless:

(1)         Either (A) the Company is the continuing entity or (B) if the Company is not the continuing entity, the corporation or limited liability company, as the case may be, formed by such consolidation or into which the Company is merged, or the corporation or limited liability company, as the case may be, which acquires by conveyance, transfer or lease of the properties and assets of the Company and its Subsidiaries, substantially as an entirety (i) shall be a corporation or limited liability company, organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (ii) such corporation or limited liability company, as the case may be, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed (including, without limitation, the obligation to convert Securities in accordance with Article 5);

(2)         immediately after giving effect to such transaction, no Event of Default or Default, shall have occurred and be continuing;

(3)         the Company shall have, at or prior to the effective date of such consolidation, merger, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and, if so requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 8.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02        Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other corporation or limited liability company, as the case may be, or any conveyance or transfer substantially as an entirety of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 8.01, the successor corporation or limited liability company, as the case may be, formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or limited liability company, as the case may be, had been named as the Company herein, and the Company shall be relieved of all obligations and covenants under this Indenture and the Securities. Section 8.02 shall not apply with respect to a lease under Section 8.01.

ARTICLE 9
DEFAULT AND REMEDIES

Section 9.01         Events of Default.

(a)          An “Event of Default” shall occur if:

(1)         the Company shall fail to pay when due the Principal or Fundamental Change Purchase Price of any Security, when the same becomes due and payable, whether at the Final Maturity Date, upon repurchase, acceleration or otherwise, whether or not such payment is prohibited by the provisions of Article 6; or

(2)         the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions of Article 6; or

(3)         the Company shall fail to deliver when due all cash payable and shares of Common Stock, if any, deliverable upon conversion of the Securities, which failure continues for 15 days, whether or not such payment is prohibited by the subordination provisions of Article 6; or

(4)         the Company shall fail to provide a notice of a transaction or event under Section 5.01(c) or a Fundamental Change Company Notice when due; or

(5)         the Company shall fail to perform or observe or otherwise comply with any other term, covenant or agreement contained in the Securities or this Indenture and such failure shall continue without a cure or waiver for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(6)         the Company shall default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million (or its foreign currency equivalent) and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(7)         the Company or any of its Subsidiaries shall fail to pay final judgments aggregating in excess of $25 million (or its foreign currency equivalent)  (excluding therefrom any amount covered by insurance as to which the insurer has acknowledged in writing its coverage obligation), which judgments are not paid, discharged or stayed for a period of 60 days; or

(8)         the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences as a debtor a voluntary case or proceeding;

(B)           consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)           consents to the appointment of a Receiver of it or for all or substantially all of its property;

(D)           makes a general assignment for the benefit of its creditors;

(E)           files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)           consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(9)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;

(B)           appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

(C)           orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)          No Event of Default under clauses (5) or (6) of Section 9.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”). A notice given pursuant to this Section 9.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 9.01 is cured, it ceases.

(c)          The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Responsible Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 9.02         Acceleration.

(a)          If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 9.01(a) in respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 9.01(a)(8) or (9) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, through the occurrence of such Event of Default on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities.  The Company shall promptly notify holders of Secured Senior Indebtedness if payment of the Securities is accelerated because of an Event of Default.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived;

(ii) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iv) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)          Notwithstanding anything to the contrary in this Indenture, if the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 7.02 will, for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (the “Reporting Default Additional Interest”) on the Securities at an annual rate equal to (i) 0.25% of the outstanding principal amount of the Securities from the first date of the occurrence of such Event of Default to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s failure to comply with its obligations pursuant to Section 7.02 shall have been cured or waived) and (ii) 0.50% of the outstanding principal amount of the Securities from the 91st date following the occurrence of such Event of Default to the 180th day after the first date of the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the Company’s failure to comply with its obligations pursuant to Section 7.02 shall have been cured or waived). In the event the Company does not elect to pay the Reporting Default Additional Interest following an Event of Default in accordance with this Section 9.02(b), the Securities will be subject to acceleration as provided in Section 9.02(a).  If the Company so elects, such Reporting Default Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Securities.  On the 181st day after such Event of Default (if the Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 7.02 is not cured or waived prior to such 181st day), such Reporting Default Additional Interest will cease to accrue and the Securities will be subject to acceleration in accordance with Section 9.02(a).  For the avoidance of doubt, in the event Rule 144 Default Additional Interest is also triggered pursuant to Section 7.08, the interest rate applicable to the Securities under such Section 7.08 shall apply to the Securities pursuant to this Section 9.02(b) and shall constitute the exclusive rate of additional interest applicable to the Securities under such circumstances.  In order to elect to pay the Reporting Default Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s obligations pursuant to Section 7.02, the Company must notify all Holders and the Trustee and Paying Agent of such election prior to the beginning of such 180-day period.  Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 9.02(a). The provisions of this Section 9.02(b) will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

Section 9.03        Other Remedies.

(a)          Subject to Section 10.01(a), if an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 9.04        Waiver of Defaults and Events of Default.

Subject to Sections 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may, on behalf of all Holders of all Securities, (A) waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into cash and Common Stock (or cash if the Company so elects) or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected; or (B) waive compliance by the Company with restrictive provisions of this Indenture. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 9.05        Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.06        Limitations on Suits.

(a)          A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 5) unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b)          No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 9.07         Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, interest, or Fundamental Change Purchase Price, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 5, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 5, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.08         Collection Suit by Trustee.

If an Event of Default described in clause (1) or (2) of Section 9.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10         Priorities.

(a)          If the Trustee collects any money pursuant to this Article 9 or, after an Event of Default, any money or property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money in the following order:

(1)          First, to the Trustee (including any predecessor trustee) for amounts due under Section 10.07;

(2)          Second, to Holders for amounts due and unpaid on the Securities for the principal amount and interest, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

(3)          Third, the balance, if any, to the Company.

(b)          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 9.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 10
TRUSTEE

Section 10.01       Obligations of Trustee.

(a)          If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)          Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

(1)          the Trustee need perform only such duties and only such duties as are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein.

This Section 10.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)          The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph does not limit the effect of Sections 10.01(b) and 10.01(d);

(2)          the Trustee shall not be liable (in its individual or any other capacity) for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable (in its individual or any other capacity) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.05.

This Section 10.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

(d)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential risk, costs and liabilities incurred by it relating thereto.

(e)          Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 10.02       Rights of Trustee.

(a)          Subject to Section 10.01:

(1)          The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(2)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(3)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

(4)          The Trustee shall not be liable (in its individual or any other capacity) for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion or its rights or powers.

(5)          The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(6)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.

(8)          The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or Fundamental Change unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Fundamental Change.

(9)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

(10)        The right of the Trustee to perform or refrain from performing any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.

(11)        Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

(12)        The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 10.03      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 10.10 and 10.11.

Section 10.04      Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use or application of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any authenticating agent assumes no responsibility for their correctness.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 10.05      Notice of Default or Events of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or interest on any Security when due or in the payment of any purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 10.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

Section 10.06      Reports by Trustee to Holders.

(a)          If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).

(b)          A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.07      Compensation and Indemnity.

(a)          The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and all Persons not regularly in its employ.

(b)          The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 10.07. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it determined to have been caused by its own gross negligence or willful misconduct.

(d)          The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture or the resignation or removal of the Trustee.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 9.01(a) occurs, the expenses (including the reasonable charges and expenses of its counsel)and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

(f)           “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 10.08     Replacement of Trustee.

(a)          The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 10.08.

(b)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c)          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d)          If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Provided all sums owing to the Trustee hereunder have been paid, immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f)           A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g)          Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09     Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another Person, the resulting, surviving or transferee Person, without any further act, shall be the successor Trustee; provided such transferee Person shall qualify and be eligible under Section 10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10     Eligibility; Disqualification

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11     Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01     Satisfaction and Discharge of Indenture.

(a)          This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(A)           all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(B)           all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable,

provided, that

(1)        the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its wholly owned Subsidiaries) or a Conversion Agent, if applicable, after the Securities become due and payable, whether at Final Maturity Date, on a Fundamental Change Purchase Date, or upon conversion or otherwise, immediately available funds or shares of Common Stock (as applicable under the terms of this Indenture) in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation;

(2)        the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)        the Company has delivered to the Trustee an Officers’ Certificate and, if so requested by the Trustee, an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 5, the obligations of the Company to the Trustee under Section 10.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 11.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 7.01 and 13.05, Article 5, and this Article 11, shall survive until the Securities have been paid in full.

Section 11.02     Application of Trust Money.

Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities or the satisfaction of the Company’s conversion obligation, as the case may be.

Section 11.03     Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 11.01 and (2) held by them at any time.

(a)          The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 11.04     Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 12
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 12.01     Without Consent of Holders.

(a)          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)        evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2)        adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)        increasing the Conversion Rate;

(4)        securing the Company’s obligations in respect of the Securities;

(5)        evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 10;

(6)        adding guarantees with respect to the Securities;

(7)        complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if this Indenture were required to be so qualified;

(8)        curing any ambiguity, omission, defect or inconsistency in this Indenture; or

(9)        modifying any other provisions of this Indenture in any manner that will not adversely affect the rights of the Holders in any material respect.

(b)          After an amendment, supplement or waiver under this Section 12.01 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.02     With Consent of Holders.

(a)          The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. However, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1)        alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on any Security;

(2)        make any of the Securities payable in money or securities other than that stated in the Securities;

(3)        change the stated maturity of any Security;

(4)        reduce the principal amount or Fundamental Change Purchase Price with respect to any of the Securities;

(5)        change the time at which or circumstances under which the Securities may be repurchased;

(6)        reduce the Conversion Rate or make any change that adversely affects the conversion rights of a Holder in any material respect other than as provided herein;

(7)        make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders;

(8)        impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

(9)        change the currency of payment of principal of, or interest on, the Securities;

(10)      modify the provisions of Article 6 in a manner adverse to the Holders; or

(11)      change the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default or otherwise change the provisions in this Indenture that relate to modifying or amending this Indenture.

(b)         The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed modification or amendment.  It is sufficient if such consent approves the substance of the proposed modification or amendment.

(c)          After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03     [Reserved].

Section 12.04     Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(a)          After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 12.05     Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.06     Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 10.01, shall be fully protected in relying upon, an Officers’ Certificate and, if so requested by the Trustee, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 12.07     Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 12.08     Securities Not Entitled to Consent

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, modification, amendment, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded (from both the numerator and the denominator), except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

ARTICLE 13
MISCELLANEOUS

Section 13.01     [Reserved].

Section 13.02     Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Iconix Brand Group, Inc.
1450 Broadway
New York, NY 10018
Attention:  Andrew Tarshis, Senior Vice President and General Counsel
Fax: (212) 391-0127

with a copy to (which copy shall be delivered as an
accommodation and shall not be required to be delivered in
satisfaction of any requirement hereof):

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Attention: Nazim Zilkha

Fax:  212-354-8113

if to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, Suite 153-3800
Pittsburgh, PA 15259
Attention: Corporate Trust Division – Corporate Finance Unit
Fax: (412) 234-7535

Such notices or communications shall be deemed effective when actually received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.03     Communications By Holders with Other Holder.

Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.

(a)          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)        an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)        an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with (which Opinion of Counsel may contain qualifications, assumptions, exceptions and limitations as are customary or appropriate for similar opinions relating to the subject matter thereof).

(b)         Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)        a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)        a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05     Record Date for Vote or Consent of Holders of Securities.

The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.04, if a record date is fixed, those Persons who were Holders of Securities at 5:00 p.m., New York City time, on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 13.06     Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.07     Business Days.

If any payment is due on a day that is not a Business Day, payment shall be made on the immediately succeeding Business Day and no interest shall accrue as a result of such delay.

Section 13.08     Governing Law; Submission to Jurisdiction.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that the Company does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

Section 13.09     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     No Recourse Against Others.

All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 13.11     No Security Interest Created.

Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 13.12     Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13     Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14     Separability.

If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15     Table of Contents, Headings, Etc.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16     Calculations In Respect of Securities.

The Company shall be responsible for making all calculations called for under the Securities. All calculations made by the Company shall be made in good faith and be final and binding on the Holders of the Securities absent manifest error. The Company shall provide a schedule of calculations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.

Section 13.17     Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.18     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.19     No Optional Redemption, No Sinking Fund; No Defeasance.

The Securities shall not be redeemable by the Company prior to the Final Maturity Date.  The Securities shall not be subject to a sinking fund.  The Securities shall not be subject to defeasance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
Name: Neil Cole
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ James Howe
Name: James Howe
Title: Senior Associate

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER: 2

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

1	This paragraph should be included only if the Security is a Global Security.

2	This paragraph should be included only if the Security is a Restricted Security.

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES  DUE 2016 OF ICONIX BRAND GROUP, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.3

3	This paragraph should be included only if the Security is a Restricted Security.

ICONIX BRAND GROUP, INC.

2.50% Convertible Senior Subordinated Notes due 2016

No. ___	CUSIP: 4

Iconix Brand Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of [XX] dollars ($[      ]) or such other amount reflected in the books and records of the Depositary and the Trustee on June 1, 2016.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:  [XX], 20[XX]

[SIGNATURE PAGE FOLLOWS]

4 451055 AC1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ICONIX BRAND GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated: [XX], 20[XX]

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

ICONIX BRAND GROUP, INC.
2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016

1.	INTEREST

Iconix Brand Group, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay cash interest on the principal amount of this Security at the rate of 2.50% per annum. Interest will accrue from, and including, May 23, 2011, which is the original issue date of the Securities, or from the most recent date to which interest has been paid or provided for to, but not including, the applicable Interest Payment Date. The Company shall pay interest semiannually on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing December 1, 2011. Cash interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Any payment required to be made on a day that is not a Business Day shall be made on the immediately succeeding Business Day and no additional interest or other amount will accrue thereon as a result of such delay. Any reference herein to interest accrued or payable as of any date shall include any Rule 144 Default Additional Interest and any Reporting Default Additional Interest accrued or payable on such date as provided in the Indenture.

Interest will cease to accrue on a Security upon its maturity, conversion or purchase by the Company at the option of a holder.

No sinking fund is provided for the Securities.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at 5:00 p.m., New York City time, on May 15 or November 15, as the case may be (each, a “Regular Record Date”), immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Company may pay principal and interest in respect of any Certificated Security by check or by wire transfer in immediately available funds; provided, however, that a Holder with an aggregate principal amount of $2,000,000 or more will be paid by wire transfer in immediately available funds at the election of such Holder, if such Holder has provided wire transfer instructions to the Trustee at least five Business Days prior to the applicable Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its wholly owned Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.50% Convertible Senior Subordinated Notes Due 2016 (the “Securities”), issued under an Indenture dated as of May 23, 2011 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and said Act for a statement of them. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

The Securities are unsecured obligations of the Company initially limited to $300,000,000 aggregate principal amount.  The Company may issue Additional Securities in accordance with Section 2.11.  The Indenture does not limit other debt of the Company, secured or unsecured.

5.	PURCHASE OF SECURITIES AT HOLDERS’ OPTION UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the later of the Fundamental Change Effective Date and the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date and upon receipt of a Fundamental Change Purchase Notice from such Holder. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to 5:00 p.m., New York City time, on the Business Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.	[INTENTIONALLY OMITTED.]

7.	CONVERSION

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to convert any Securities or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Conversion Notice as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in New York City and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney.  Upon conversion, the Conversion Obligation shall be satisfied by delivery of cash by and Common Stock, if any, by the Company.  The initial Conversion Rate shall be 32.5169 shares of Common Stock for each $1,000 principal amount of Securities. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the Holder by the Company, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable by the Company upon the surrender of any Security or Securities for conversion.  No adjustment shall be made for dividends or any shares issued upon conversion of such Securities except as provided in the Indenture. In no event shall the aggregate number of shares of Common Stock to be issued pursuant to the foregoing clause per $1,000 principal amount of Securities exceed either (i) 43.0848 shares or (ii) the Share Cap, as defined in the Indenture.

The Conversion Rate on any Securities surrendered in connection with a Make Whole Fundamental Change may be increased by an amount, if any, determined in accordance with Section 5.01(l) of the Indenture.

8.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.

9.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

11.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

12.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.	DEFAULTS AND REMEDIES

An Event of Default shall occur upon the occurrence of any of the events specified in Section 9.01 of the Indenture. Upon the occurrence of an Event of Default, the principal amount of this Security and accrued and unpaid interest shall be subject to becoming due and payable on the terms set forth in the Indenture. Holders of Securities may, on the terms set forth in the Indenture, rescind and annul the consequences of any such acceleration.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or in the payment of any purchase obligation or the Company’s failure to convert Securities) if and so long as it determines that withholding notice is in their interest. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

14.	TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York Mellon Trust Company, N.A., the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Iconix Brand Group, Inc., 1450 Broadway, New York, NY 10018, Attention: Andrew Tarshis, Senior Vice President and General Counsel, facsimile: (212) 391-0127.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on
the other side of this Security)

* Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company made in accordance with Article 5, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $              .

With respect to any shares of Common Stock that may be issuable upon conversion, if you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on
the other side of this Security)

* Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Iconix Brand Group, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Iconix Brand Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Purchase Price, together with accrued and unpaid interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral
multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES

Re: 2.50% Convertible Senior Subordinated Notes Due 2016 (the “Securities”) of Iconix Brand Group, Inc.

This certificate relates to $         principal amount of Securities owned in (check applicable box  ☐  book-entry or ☐  definitive form by                            (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.13 of the Indenture dated as of May 23, 2011 between Iconix Brand Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

______	Such Security is being acquired for the Transferor’s own account, without transfer.

______	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

______
Such security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

______
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

______
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)